UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 21, 2016

WEINGARTEN REALTY INVESTORS
(Exact name of Registrant as specified in its Charter)

Texas	1-9876	74-1464203
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2600 Citadel Plaza Drive, Suite 125, Houston, Texas 77008
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (713) 866-6000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On April 21, 2016, Weingarten Realty Investors (“the Company”) held its 2016 Annual Meeting of Shareholders (the “Annual Meeting”). A total of 124,185,095 shares of the Company’s common shares of beneficial interest (“common shares”) were entitled to vote as of February 22, 2016, the record date for the Annual Meeting. There were 117,605,198 common shares present in person or by proxy at the Annual Meeting, at which the shareholders were asked to vote on three proposals. Set forth below are the matters acted upon by the shareholders of the Company at the Annual Meeting, and the final voting results of each proposal.

(1)    The shareholders elected each of the nine nominees to the Board of Trust Managers to serve until their successors have been elected and qualified, as follows:

TRUST MANAGER	FOR	WITHHELD
Andrew M. Alexander	99,115,648	895,068
Stanford Alexander	98,559,232	1,451,484
Shelaghmichael Brown	95,114,154	4,896,562
James W. Crownover	98,344,366	1,666,350
Stephen A. Lasher	93,552,185	6,458,531
Thomas L. Ryan	97,206,952	2,803,764
Douglas W. Schnitzer	93,564,412	6,446,304
C. Park Shaper	99,213,410	797,306
Marc J. Shapiro	94,192,335	5,818,381

There were 17,594,482 broker non-votes with respect to the election of the Board of Trust Managers.

(2)    The shareholders ratified the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, as follows:

FOR	115,461,546
AGAINST	1,986,357
ABSTAIN	157,295

(3)    The shareholders approved, on an advisory basis, the compensation awarded to the Company’s executives named in the Summary Compensation Table, as disclosed in the Company’s 2016 Proxy Statement, as follows:

FOR	94,548,910
AGAINST	5,129,778
ABSTAIN	332,028
BROKER NON-VOTES	17,594,482

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2016

WEINGARTEN REALTY INVESTORS

By:	/s/ Joe D. Shafer
Joe D. Shafer
Senior Vice President/ Chief Accounting Officer

3